Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 14, 2022

PROVIDENCE VII U.S. HOLDINGS L.P.	By: Providence Equity GP VII-A L.P., its general partner By: PEP VII-A International Ltd., its general partner
	By:	/s/ Sarah N. Conde
Name: Sarah N. Conde Title: Managing Director, General Counsel & Chief Compliance Officer

PROVIDENCE EQUITY GP VII-A L.P.	By: PEP VII-A International Ltd., its general partner

	By:	/s/ Sarah N. Conde
Name: Sarah N. Conde Title: Managing Director, General Counsel & Chief Compliance Officer

PROVIDENCE BUTTERNUT CO-INVESTMENT L.P.	By: Providence Equity GP VII-A L.P., its general partner By: PEP VII-A International Ltd., its general partner

	By:	/s/ Sarah N. Conde
Name: Sarah N. Conde Title: Managing Director, General Counsel & Chief Compliance Officer

PROVIDENCE PUBLIC MASTER L.P.	By: Providence Public GP L.L.C., its general partner

	By:	/s/ Sarah N. Conde
Name: Sarah N. Conde Title: Managing Director, General Counsel & Chief Compliance Officer

By:	/s/ Jonathan M. Nelson
Name: Jonathan M. Nelson

By:	/s/ R. Davis Noell
Name: R. Davis Noell

By:	/s/ J. David Phillips
Name: J. David Phillips

By:	/s/ Karim A. Tabet
Name: Karim A. Tabet

By:	/s/ Andrew A. Tisdale
Name: Andrew A. Tisdale

By:	/s/ Michael J. Dominguez
Name: Michael J. Dominguez